                            MANAGEMENT SERVICES AGREEMENT

     This Management Services Agreement ("Agreement") is entered into as of June 18, 1998, between Burke Industries, Inc., a California corporation ("Burke"), and J.F. Lehman & Company, a Delaware corporation ("JFL"). In consideration of the premises, it is agreed as follows:

     1.   BACKGROUND AND PURPOSE.

          1.1 Burke is engaged in the business, INTER ALIA, of designing, manufacturing, and marketing numerous types of rubber related products for both commercial and military applications. Burke conducts such business operations worldwide, but is focused primarily in the United States.

          1.2 Key personnel of JFL have substantial expertise that is useful to Burke. Burke desires to obtain management services from JFL, and JFL desires to provide management services to Burke, all on the terms and conditions of this Agreement.

     2. AGREEMENT TO PROVIDE MANAGEMENT SERVICES. JFL hereby agrees to provide to Burke and at Burke's request the management services ("Services") listed in Schedule "A" attached hereto and hereby made a part hereof. JFL's key personnel will devote as much of their business time and effort to the provision of Services hereunder as is reasonably required for the prompt and efficient accomplishment of the Services to be provided, and will not, except with Burke's express consent, accept undertakings for other clients that are likely to interfere or conflict with their availability to perform Services when required hereunder. JFL agrees further to comply with the reasonable directions of Burke and to use its best efforts to promote Burke's interests.

     3. MANAGEMENT FEES. In consideration for the advisory and consulting services to be rendered by JFL to Burke hereunder, including services in connection with strategic financial planning, investment management, management and administration and other matters relating to the business and operations of Burke, Burke shall pay to JFL a fee (the "Annual Fee") in the amount of $500,000 per annum for each year during the period commencing on October 1, 1998 and ending on the date of the termination this Agreement.
The Annual Fee shall be payable in quarterly installments, payable in advance beginning on October 1, 1998 and on the same calendar day of every third month thereafter until the date of termination of this Agreement.

     4. EXPENSES. Burke shall reimburse JFL promptly upon request for travel and other out-of-pocket expenses reasonably incurred in connection with the performance of Services pursuant to this Agreement, subject to the provision by JFL of satisfactory documentation of such expenses. Salaries of JFL employees and the ordinary expenses of maintaining JFL's offices are not reimbursable expenses pursuant to this Agreement.

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     5.   STATUS.  It is the intention of the parties that JFL shall be an independent contractor pursuant to this Agreement, and that this Agreement shall not be construed to create or give rise to any partnership, agency or joint venture.

     6. TERM AND TERMINATION. This Agreement shall be effective as of August 20, 1997 and shall continue in effect until the earliest to occur of
(i) the tenth anniversary of this Agreement and (ii) the closing of a sale to an entity which is not an "Affiliate" (as defined in Section 12b-2 of the Securities Exchange Act of 1934) of the Company or any of its existing shareholders on the date hereof of all or substantially all of the capital stock or assets of the Company. The provisions of Section 4 and otherwise as the context so requires shall survive the termination of this Agreement.

     7. REPRESENTATIONS AND WARRANTIES. JFL represents and warrants that it is not a party to or bound by any agreement or contract or subject to any restrictions, particularly, but without limitation, in connection with any previous or other consulting relationship, which prevents JFL from entering into and performing its obligations under this Agreement.

     8.   MISCELLANEOUS.

          8.1 This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein and may be altered, amended or superseded only by an Agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement may be assigned by either party only with the written consent of the other.

          8.2 If any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          8.3 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

          8.4 Notices delivered pursuant to this Agreement shall be in writing, and shall be deemed to have been duly given when (a) delivered by hand; (b) sent by facsimile (with receipt confirmed), provided that a copy is promptly thereafter mailed by first-class prepaid certified mail, return receipt requested; (c) received by the addressee, if sent with delivery receipt requested by Express Mail, Federal Express, other express delivery service or first-class prepaid certified mail, in each case to the appropriate addresses and facsimile numbers set forth below, or to such other address(es) or facsimile number(s) as a party may designate as to itself by notice to the other party.

               8.4.1          If to Burke:

                              Burke Industries, Inc.
                              2250 South Tenth St.

                                       2
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                              San Jose, California  95112
                              Attention:  Mr. Rocco C. Genovese
                              Facsimile:  (408) 995-5163

                              with a copy sent by any of the foregoing methods simultaneously to:

                              Kenneth M. Doran, Esq.
                              Gibson, Dunn & Crutcher LLP
                              333 South Grand Avenue
                              Los Angeles, CA  90071-3197
                              Facsimile:  (213) 229-7520

               8.4.2          If to JFL:
                              450 Park Avenue, 6th Floor
                              New York, New York  10022
                              Attention:  Donald Glickman
                              Facsimile:  (212) 634-1160

          8.5 This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State.

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     IN WITNESS WHEREOF, this Agreement has been executed all as of the date first above written.

                              BURKE INDUSTRIES, INC.

                              By: /s/ Rocco C. Genovese
                                 ------------------------------------------
                              Name:  Rocco C. Genovese
                              Title:  President and Chief Executive Officer

                              J.F. LEHMAN & COMPANY

                              By: /s/ Donald Glickman
                                 ------------------------------------------
                              Name: Donald Glickman
                              Title  Managing Principal










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                                     SCHEDULE A
                          TO MANAGEMENT SERVICES AGREEMENT
                            DATED AS OF AUGUST 20, 1997
                                      BETWEEN
                  BURKE INDUSTRIES, INC. AND J.F. LEHMAN & COMPANY

-------------------
MANAGEMENT SERVICES
-------------------

     STRATEGIC PLANNING:

        - Development of new products for U.S. Navy and other Military branches.

        -       Development of new commercial products

        -       Marketing

        -       Other Opportunities

     OVERSIGHT AND SUPERVISION:

        -       Contracting and contract compliance

        -       Supervise investor relations

        -       Security compliance

        -       Advice on engineering issues

        - Application of existing commercial products to military operations

        -       Arrangement/management of domestic bank facilities

        - Assistance in identifying/retaining key personnel and other service providers

        -       Advice on cash flow management

        -       Advice on potential acquisitions
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TOTAL QUARTERLY MANAGEMENT FEES                                  $125,000.00
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